SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C.  20549




                                           FORM 8-K

                                        CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(D) OF THE
                                SECURITIES EXCHANGE ACT OF 1934



                                    NOVEMBER 27, 1996
                    Date of Report (Date of earliest event reported)



                                      ROUGE STEEL COMPANY
                 (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                1-12852                     38-2386833
(State of Organization) (Commission File Number) (IRS Employer Identification Number)



                                    3001 MILLER ROAD
                                DEARBORN, MICHIGAN 48121

             (Address of Registrant's Principal Executive Office) (Zip Code)


                                     (313) 390-6877
                  (Registrant's telephone number, including area code)




NG18144.1

ITEM 5. OTHER EVENTS.

      On November 27, 1996, the Registrant announced that it had encountered a series of problems with its largest blast furnace. Reference is made to the press release, dated November 27, 1996, which is annexed hereto as Exhibit 20.1 and incorporated by reference herein, for information regarding the announcement.


ITEM 7. EXHIBITS.
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
      EXHIBIT NO.             DESCRIPTION OF DOCUMENT
          20.1                Press Release, dated November 27, 1996.

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                                       2

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ROUGE STEEL COMPANY
                                (Registrant)





                                By: /S/ GARY P. LATENDRESSE
                                    ------------------------------------------
                                    Gary P. Latendresse
                                    Vice President and Chief Financial Officer



Date:  December 5, 1996

                                 EXHIBIT INDEX


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
EXHIBIT NO.             DESCRIPTION OF DOCUMENT                                            PAGE NO.
   20.1                 Press Release, dated November 27, 1996.                               5
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                                        4

                                 EXHIBIT 20.1


                 ROUGE STEEL IRON PRODUCTION RETURNS TO NORMAL



      Dearborn,  MI,  November  27,  1996  --  Rouge  Steel Company  (NYSE:ROU)

reported  today  that it has encountered operating problems  with  its  largest blast furnace resulting  in  an unexpected loss of approximately 50,000 tons of

iron production in November.   Rouge Steel had recently completed a $35 million

reline of this furnace which was returned to production on October 28, 1996.

      According to Louis D. Camino,  president  and  chief  operating  officer,

"After completing our reline and a successful start-up, we experienced a series of operating problems which resulted in the temporary shutdown of our "C" blast furnace.  The recovery process has been slow, but the furnace is now responding to our efforts and is approaching its expected operating rate."

      According  to  Gary  P.  Latendresse,  vice president and chief financial officer,  "The  recent "C" blast furnace production  loss  and  its  impact  on downstream operations  are expected to reduce the Company's operating income in the fourth quarter of 1996 by $5 million."

      Rouge Steel company  is  a  fully  integrated producer of premium-quality

flat  rolled  sheet  steel.   Its  single  site  manufacturing  facilities  and

corporate offices are located in Dearborn, Michigan.  It principally serves the automotive, converter and service center markets.